Exhibit 99.1

TERADYNE TO SELL CONNECTION SYSTEMS AND FOCUS ON TEST

BOSTON, MA, October 10, 2005 – Teradyne, Inc. (NYSE: TER) announced today that it has reached an agreement to sell its Connection Systems division to Amphenol Corporation (NYSE:APH) for $390 million in cash (subject to a post-closing net asset value adjustment). Connection Systems, based in Nashua, NH, is a leading supplier of high-speed, high-density connectors, as well as high-performance printed circuit boards and backplane interconnect systems. In 2004, the division accounted for 23% of Teradyne’s revenue.

“The sale of Connection Systems will sharpen our focus on our core test businesses,” said Michael Bradley, Teradyne president and CEO. “That concentration will strengthen our ability to do what we do best – provide our test customers with better products and services that meet their evolving needs. This strategic move also increases our financial flexibility to support our growth plans in our core test businesses.

“While Connection Systems has been part of Teradyne for more than 30 years, the long term strategic direction of that business and the rest of Teradyne has been diverging. Connection Systems is a better fit with Amphenol, and we wish the new, combined team continued success in the future.”

More details on this transaction will be supplied during the company’s earnings conference call on Wednesday, October 19 at 10 a.m. EDT. The sale is subject to regulatory approval and customary closing conditions, and is expected to close in the fourth quarter.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2004, Teradyne had sales of $1.8 billion, and currently employs about 5700 people worldwide. For more information, visit www.teradyne.com.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the historically cyclical nature and volatility of the markets that we serve; war or the threat of terrorist attacks; disruptions or delays in our supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings (including the timing, price and mix of new product acceptance); competitive pressures (including new products, pricing and gross margin pressures); the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities); insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; any material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; the availability of additional financing; our obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets); and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our periodic reports on Forms 10-Q and 8-K.